UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

SPHERIX INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SPHERIX INCORPORATED

6430 Rockledge Drive, Suite 503

Bethesda, MD

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SUPPLEMENT TO PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

To Be Held on February 22, 2016

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This supplement to proxy statement (the “Supplement”) amends and supplements the definitive proxy statement filed by Spherix Incorporated (the “Company”) with the Securities and Exchange Commission on January 27, 2016 (the “Proxy Statement”). Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, you should rely on the information in this Supplement.

Appointment of Proxy Solicitor

After the filing of the Proxy Statement, the Company engaged Morrow & Co., LLC (“Morrow”) to assist the Company in soliciting proxies related to the proposals set forth in the Proxy Statement and to be voted upon at the Company’s special meeting of shareholders (the “Special Meeting”) to be held on February 22, 2016 at at 12:00 p.m. Eastern time at 437 Madison Avenue, 24th Floor, New York, NY 10022, and at any adjournments or postponements thereof. Morrow may solicit proxies personally, electronically, by mail or by telephone. The Company has agreed to pay Morrow a fee of $5,000 for its services plus an advance of $1,500 for any disbursements incurred.

This Supplement is dated February 5, 2016.